Exhibit (a) (1) (B)

Oi S.A.

BNY MELLON
PO Box 43078
Providence, Rhode Island 02940-3078

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL DEPOSITARY SHARES (DSs) 12345678901234

Letter of transmittal to Tender Uncertificated Preferred DSs for Exchange into Uncertificated Common DSs

This letter of transmittal relates to the offer (the "Offer") made by Oi S.A. (the "Offeror") to exchange American Depositary Shares representing preferred shares of the Offeror ("Preferred DS") into American Depositary Shares representing common shares of the Offeror ("Common DS"). The Offer is subject to the terms and conditions set forth in the Offeror's Offer to Convert document dated September 2, 2015, as it may have been amended or supplemented (the "Offer to Convert"), which should have been delivered to you with this letter of transmittal and to which reference is hereby made.

Our records indicate that all of your Preferred DSs are held in uncertificated form on the books of the Depositary. The total number of Preferred DSs held in your account are indicated below under the columns entitled "DSs Held by Us" and "Total DSs". In order to participate in the Offer you must indicate below if you wish to tender all or some of your Preferred DSs.

☐ Tender all DSs ☐ Tender ______ DSs
(print number)

Unless otherwise indicated, you will be deemed to have tendered all of your uncertificated DSs.

DSs Held By Us	Total DSs
12345678901234	12345678901234

Step 2. Signatures: I/We, the undersigned, tender for exchange the DSs identified above. I/We certify we have received and read the Offer to Convert and agree to the terms and conditions therein. I/We certify that I/we have full authority to tender the DSs, and such DSs are free and clear of all liens, restrictions, adverse claims and encumbrances, and I/we have complied with all requirements as stated in the Offer to Convert.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 9 0 1 2 T E N D O I B B A 0 3

025SRG

Return this completed and signed Letter of Transmittal to BNY Mellon at one of the addresses below. Overnight courier is recommended. . By Mail: BNY Mellon Voluntary Corporate Actions P.O. Box 43031 Providence, RI 02940-3031 By Overnight Delivery: BNY Mellon Corporate Actions 250 Royall Street, Suite V Canton, MA 02021 For Assistance Please Call Mackenzie Partners: Within USA, US territories & Canada: 1-800-322-2885 Outside USA, US territories & Canada: 1-212-929-5500 Instructions for Completing this Letter of Transmittal and tendering your Preferred DS for exchange into Common DSs Delivery of Letter of Transmittal: This Letter of Transmittal must be mailed or delivered by overnight courier to BNY Mellon. The method of delivery to BNY Mellon at one of the addresses listed below is at the option and risk of the surrendering DS holder. Overnight courier is recommended. Delivery will be deemed effective only when received by BNY Mellon. For your convenience, a return envelope is enclosed. Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the exchange. The signer(s) hereby irrevocably appoints the Exchange Agent as lawful agent and attorney in-fact of the signer(s) to effect the exchange (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the above signed and shall not be affected by, and shall survive, the death and incapacity of the undersigned. The signer(s) understands that surrender will not be deemed to have been made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any surrender of the DSs hereunder will be determined by the Exchange Agent and that such determination will be final and binding. The signer(s) acknowledges that until the signer(s) surrenders the DSs, the signer(s) will not receive any DSs or cash in-lieu of fractional Common DSs in exchange for the DSs. The signer(s) further agrees that no interest will accrue on the cash in-lieu of fractional Common DSs if applicable. Special Transfer Instructions: If your Oi S.A. Common DS entitlement is to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.mybnymdr.com or by calling BNY Mellon at 1-866-300-4353. Note: No fraction of a new DS will be issued, instead where applicable you will receive a check without interest for the cash-in-lieu of a fractional Common DS. Form W-9: Under U.S. Federal Income Tax law, a holder is required to provide BNY Mellon with such DR holder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8 to BNY Mellon.